      [GRAPHIC OMITTED]

News Release

      Associated Banc-Corp 2003 earnings $3.07 per share, up 10 percent

     GREEN BAY, Wis. - Jan. 22, 2004 - Associated Banc-Corp (Nasdaq: ASBC) reported earnings of $3.07 per diluted share for 2003, up 10.0 percent from 2002. Net income for 2003 was $228.7 million, compared to $210.7 million for 2002.

        Net income for the fourth quarter of 2003 was $55.6 million, or 75 cents per diluted share, compared to $53.4 million, or 71 cents per diluted share, in the fourth quarter of 2002.

        Return on average assets (ROA) and equity (ROE) for 2003 were 1.53 percent and 17.58 percent, respectively. This compares to ROA of 1.47 percent and ROE of 17.10 percent in 2002. Book value per share rose to $18.39 as of Dec. 31, 2003, up 7.4 percent compared to a year earlier.

        “We are pleased to have reached our earnings growth goal of 10 percent in 2003. While commercial loan demand was lower than anticipated, we experienced strong growth in our mortgage business and in consumer deposits which contributed to our solid performance,” said Paul Beideman, president and CEO of Associated Banc-Corp.

        Associated’s net interest income rose to $510.8 million for the year, compared to $501.3 million in 2002, an increase of 1.9 percent. This increase was the net result of a 5 percent increase in average earning assets and an 11 basis point decline in net interest margin. Net interest margin was 3.84 percent for 2003, compared to 3.95 percent in 2002. Average loan growth was 6 percent, led by commercial loans which grew 9 percent between the years. Average deposits excluding time deposits increased 12 percent, with total average deposits up 4 percent.

        Net interest income was down slightly to $127.1 million for the fourth quarter of 2003 compared to $129.0 million for the third quarter. The fourth quarter’s margin was 3.81 percent, up from 3.78 percent in the third quarter, benefiting primarily from continued lower cost of deposits.

        Noninterest income rose to $252.5 million in 2003, up 14.6 percent from $220.3 million in 2002. Growth in noninterest income was led by strong mortgage banking performance in 2003. Mortgage banking income for the year was $89.1 million, compared to $70.9 million in 2002. Secondary mortgage production in 2003 was $4.3 billion, up 34 percent compared to 2002. Additionally, retail commissions on investment brokerage and insurance services grew 40.0 percent to $25.6 million, including the contribution of CFG Insurance Services, Inc., an insurance agency Associated acquired in April 2003. Service charges on deposit accounts grew 9.3 percent to $50.3 million, in line with the growth in deposits. Trust service fees grew 6.1 percent to $29.6 million for the year. Fees from credit cards and other nondeposit fees declined 13.9 percent to $23.7 million, primarily due to the sale of the company’s merchant card processing business in March of 2003.

        Noninterest income for fourth quarter 2003 of $53.3 million was down $10.6 million or 16.6 percent compared to third quarter. The sequential quarter decline reflects the impact of the slowdown throughout the industry in residential mortgage and refinance markets. Mortgage banking income was down $13.1 million from the third to the fourth quarters.

        Noninterest expenses remained well controlled, rising $20.2 million or 5.4 percent year-over-year to $394.8 million. Personnel expense was principally accountable for the increase in noninterest expense, rising $20.4 million or 10.6 percent year-over-year, to $213.4 million, primarily due to the timing of the 2002 Signal Financial Corp and 2003 CFG acquisitions and higher costs related to mortgage activity.

        From the third quarter to the fourth quarter of 2003, noninterest expense declined $2.9 million, or 2.9 percent, to $94.9 million. The sequential quarter decline reflects a reduction in mortgage servicing rights expense of $3.5 million, attributable to the partial recovery of valuation reserve on mortgage servicing rights. The change in the mortgage servicing rights valuation reserve reflects the slight rise in market interest rates in the fourth quarter 2003 and the slower prepayment speeds in the portfolio of mortgage loans serviced for others.

        In 2003 net charge-offs were 0.30 percent of average loans, compared to 0.28 percent in 2002. Nonperforming loans were 1.18 percent of total loans at year-end 2003, compared to 0.96 percent a year ago. The provision for loan losses in 2003 was $46.8 million, compared to $50.7 million in 2002. The allowance for loan losses increased to $177.6 million (or 1.73 percent of total loans) from $162.5 million (or 1.58 percent of total loans) at the end of 2002.

        “Our long-term goal of achieving 10 percent annual earnings-per-share growth remains unchanged. In 2004, to replace reduced mortgage revenue, we expect growth from more diverse revenue sources, including consumer banking, small business banking and wealth management, as well as the traditional commercial business,” Beideman said.

        “Our management team has worked hard to mitigate problem credits in 2003. As a result, we anticipate overall asset quality to improve.

        “We are comfortable with the 2004 consensus earnings estimate of $3.25 per share. We expect to exceed that consensus if economic conditions continue to improve and as we gain traction from our new initiatives,” he said.

        The company paid dividends of $1.33 in 2003, up from $1.21 in 2002, making 2003 Associated’s 33rd consecutive year of increasing dividends.

        Associated repurchased approximately 2.1 million shares of its common stock in 2003 at an average cost of $36.17 per share. The company starts 2004 with authorizations to repurchase approximately 3.7 million shares.

        Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $15.2 billion. Associated has more than 200 banking offices serving more than 150 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

      CONTACTS:

Investors:

      Joe Selner, Chief Financial Officer

      920-491-7120

Media:

      Jon Drayna, Corporate Communications

      920-491-7006

Five pages of tables attached.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp
                                                       December 31,  December 31,
(in thousands)                                            2003           2002        % Change
Assets
Cash and due from banks                              $      389,140  $   430,691       (9.6%)
Interest-bearing deposits in other
 financial institutions                                       7,434        5,502       35.1%
Federal funds sold and securities purchased
 under agreements to resell                                   3,290        8,820      (62.7%)
Securities available for sale, at fair value              3,773,784    3,362,669       12.2%
Loans held for sale                                         104,336      305,836      (65.9%)
Loans                                                    10,291,810   10,303,225       (0.1%)
Allowance for loan losses                                  (177,622)    (162,541)       9.3%
    Loans, net                                           10,114,188   10,140,684       (0.3%)
Premises and equipment                                      131,315      132,713       (1.1%)
Goodwill                                                    224,388      212,112        5.8%
Other intangible assets                                      63,509       41,565       52.8%
Other assets                                                436,510      402,683        8.4%
    Total assets                                       $ 15,247,894  $15,043,275        1.4%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits                           $  1,814,446  $ 1,773,699        2.3%
Interest-bearing deposits, excluding Brokered CDs         7,813,267    7,117,503        9.8%
Brokered CDs                                                165,130      233,650      (29.3%)
    Total deposits                                        9,792,843    9,124,852        7.3%
Short-term borrowings                                     1,928,876    2,389,607      (19.3%)
Long-term debt                                            1,852,219    1,906,845       (2.9%)
Company-obligated mandatorily redeemable
  preferred securities                                      181,941      190,111       (4.3%)
Accrued expenses and other liabilities                      143,588      159,677      (10.1%)
    Total liabilities                                    13,899,467   13,771,092        0.9%
Stockholders' Equity
  Preferred stock                                                 -           -
  Common stock                                                  734          755       (2.8%)
  Surplus                                                   575,975      643,956      (10.6%)
  Retained earnings                                         724,356      607,944       19.1%
  Accumulated other comprehensive income                     52,089       60,313      (13.6%)
  Deferred compensation                                      (1,981)           -        N/M
  Treasury stock, at cost                                    (2,746)     (40,785)     (93.3%)
    Total stockholders' equity                            1,348,427    1,272,183        6.0%
    Total liabilities and stockholders' equity          $15,247,894  $15,043,275        1.4%

N/M - Not meaningful.

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp
                                                 For The Three Months Ended,              For The Year Ended,
                                                         December 31,                         December 31,
(in thousands, except per share amounts)              2003       2002       % Change       2003       2002     % Change
Interest Income
Interest and fees on loans                        $ 137,289    $ 157,822     (13.0%)     $578,816   $626,378     (7.6%)
Interest and dividends on investment securities
 and deposits with other financial institutions
  Taxable                                            29,194       28,419       2.7%       108,624    125,568    (13.5%)
  Tax-exempt                                          9,939        9,887       0.5%        39,761     39,771     (0.0%)
Interest on federal funds sold and securities
 purchased under agreements to resell                    36           50     (28.0%)          163        389    (58.1%)
    Total interest income                           176,458      196,178     (10.1%)      727,364    792,106     (8.2%)
Interest Expense
Interest on deposits                                 29,247       35,896     (18.5%)      123,122    169,021    (27.2%)
Interest on short-term borrowings                     5,390       10,838     (50.3%)       29,156     51,372    (43.2%)
Interest on long-term debt and capital securities    14,684       19,731     (25.6%)       64,324     70,447     (8.7%)
    Total interest expense                           49,321       66,465     (25.8%)      216,602    290,840    (25.5%)
Net Interest Income                                 127,137      129,713      (2.0%)      510,762    501,266      1.9%
Provision for loan losses                             9,603       14,614     (34.3%)       46,813     50,699     (7.7%)
Net interest income after provision for
 loan losses                                        117,534      115,099       2.1%       463,949    450,567      3.0%
Noninterest Income
Trust service fees                                    8,150        6,060      34.5%        29,577     27,875      6.1%
Service charges on deposit accounts                  12,735       12,185       4.5%        50,346     46,059      9.3%
Mortgage banking                                     10,545       28,194     (62.6%)       89,128     70,903     25.7%
Credit card and other nondeposit fees                 5,646        7,281     (22.5%)       23,669     27,492    (13.9%)
Retail commissions                                    8,031        4,128      94.5%        25,571     18,264     40.0%
Bank owned life insurance income                      3,417        3,557      (3.9%)       13,790     13,841     (0.4%)
Asset sale gains (losses), net                        1,366         (373)   (466.2%)        1,569        657    138.8%
Investment securities gains (losses), net                 -         (801)      N/M            702       (427)  (264.4%)
Other                                                 3,379        4,118     (17.9%)       18,174     15,644     16.2%
    Total noninterest income                         53,269       64,349     (17.2%)      252,526    220,308     14.6%
Noninterest Expense
Personnel expense                                    55,083       51,579       6.8%       213,358    192,918     10.6%
Occupancy                                             6,710        6,709       0.0%        28,077     26,049      7.8%
Equipment                                             3,206        3,709     (13.6%)       12,818     14,835    (13.6%)
Data processing                                       5,731        5,497       4.3%        23,273     21,024     10.7%
Business development and advertising                  4,165        3,512      18.6%        15,194     13,812     10.0%
Stationery and supplies                               1,741        1,819      (4.3%)        6,705      7,044     (4.8%)
FDIC expense                                            350          375      (6.7%)        1,428      1,533     (6.8%)
Mortgage servicing rights expense                       735       10,330     (92.9%)       29,553     30,473     (3.0%)
Other intangible amortization                           870          609      42.9%         2,961      2,283     29.7%
Loan expense                                          1,446        4,275     (66.2%)        7,550     14,555    (48.1%)
Other                                                14,875       14,349       3.7%        53,842     50,023      7.6%
    Total noninterest expense                        94,912      102,763      (7.6%)      394,759    374,549      5.4%
Income before income taxes                           75,891       76,685      (1.0%)      321,716    296,326      8.6%
Income tax expense                                   20,282       23,244     (12.7%)       93,059     85,607      8.7%
Net Income                                        $  55,609     $ 53,441       4.1%      $228,657   $210,719      8.5%

Earnings Per Share:
  Basic                                           $    0.76     $   0.72       5.6%      $   3.10   $   2.82      9.9%
  Diluted                                         $    0.75     $   0.71       5.6%      $   3.07   $   2.79     10.0%
Average Shares Outstanding:
  Basic                                              73,310       74,497      (1.6%)       73,745     74,685     (1.3%)
  Diluted                                            74,332       75,202      (1.2%)       74,507     75,493     (1.3%)

N/M - Not meaningful.

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share data)                    YTD 2003   YTD 2002  4th Qtr 2003  3rd Qtr 2003  2nd Qtr 2003  1st Qtr 2003  4th Qtr 2002
Summary of Operations
Net interest income                                      510,762      501,266      127,137     128,976      127,195      127,454      129,713
Provision for loan losses                                 46,813       50,699        9,603      12,118       12,132       12,960       14,614
Net interest income after provision for loan losses      463,949      450,567      117,534     116,858      115,063      114,494      115,099
Asset sale gains (losses), net                             1,569          657        1,366         871         (790)         122         (373)
Investment securities gains (losses), net                    702         (427)           -           1        1,027         (326)        (801)
Noninterest income (excluding securities & asset gains)  250,255      220,078       51,903      63,016       69,923       65,413       65,523
Noninterest expense                                      394,759      374,549       94,912      97,771      103,919       98,157      102,763
Income taxes                                              93,059       85,607       20,282      24,589       24,635       23,553       23,244
Net income                                               228,657      210,719       55,609      58,386       56,669       57,993       53,441
Taxable equivalent adjustment                             24,903       24,072        6,230       6,165        6,231        6,277        5,981

Per Common Share Data (1)
Net income:
  Basic                                              $      3.10  $      2.82  $      0.76  $     0.79  $      0.77  $      0.78  $      0.72
  Diluted                                                   3.07         2.79         0.75        0.79         0.76         0.77         0.71
Dividends                                                   1.33         1.21         0.34        0.34         0.34         0.31         0.31
Market Value:
  High                                               $     43.13  $     38.25  $     43.13  $    38.90  $     38.41  $     35.22  $     34.21
  Low                                                      32.15        27.20        38.81       37.12        32.15        32.33        27.20
  Close                                                    42.80        33.94        42.80       37.89        36.61        32.33        33.94
Book value                                                 18.39        17.13        18.39       17.77        17.88        17.41        17.13

Performance Ratios (annualized)
Net interest margin (FTE)                                   3.84%        3.95%        3.81%       3.78%        3.79%        3.87%        3.87%
Return on average assets                                    1.53         1.47         1.49        1.53         1.51         1.58         1.42
Return on average equity                                   17.58        17.10        16.85       17.75        17.37        18.36        16.62
Efficiency ratio (2)                                       50.23        50.25        51.23       49.34        51.10        49.29        51.07
Effective tax rate                                         28.93        28.89        26.73       29.63        30.30        28.88        30.31
Dividend payout ratio (basic)                              42.90        42.97        44.74       43.04        44.16        39.74        43.06

Average Balances
Assets                                               $14,969,860  $14,297,418  $14,852,390 $15,152,676  $15,016,497  $14,867,339  $14,901,747
Earning assets                                        13,946,832   13,294,591   13,828,992  14,128,702   13,991,615   13,836,102   13,870,491
Interest-bearing liabilities                          11,855,236   11,396,581   11,637,646  11,955,420   11,941,877   11,886,642   11,792,552
Loans                                                 10,622,499   10,002,478   10,354,726  10,813,769   10,743,430   10,578,430   10,559,154
Deposits                                               9,299,506    8,912,534    9,679,789   9,485,000    9,121,204    8,901,441    8,934,668
Stockholders' equity                                   1,300,990    1,231,977    1,309,167   1,304,983    1,308,505    1,280,950    1,275,914
Stockholders' equity / assets                               8.69%        8.62%        8.81%       8.61%        8.71%        8.62%        8.56%

At Period End
Assets                                                                         $15,247,894 $15,114,169  $15,218,816  $15,089,166  $15,043,275
Loans                                                                           10,291,810  10,289,242   10,387,364   10,275,469   10,303,225
Allowance for loan losses                                                          177,622     176,223      172,440      170,391      162,541
Deposits                                                                         9,792,843   9,635,356    9,453,460    9,060,234    9,124,852
Stockholders' equity                                                             1,348,427   1,300,948    1,318,246    1,285,866    1,272,183
Stockholders' equity / assets                                                         8.84%       8.61%        8.66%        8.52%         8.46%
Shares outstanding, end of period                                                   73,311      73,227       73,736       73,870        74,281

(1) Per share data adjusted retroactively for stock splits and stock dividends.
(2) Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

Financial Summary and Comparison
Associated Banc-Corp                                  Three months ended                              Year ended
                                                          December 31,                               December 31,
(in thousands)                                         2003           2002       % Change         2003           2002   % Change
Allowance for Loan Losses
Beginning balance                                  $  176,223      $   155,288     13.5%     $   162,541     $128,204      26.8%
Balance related to acquisitions                           -                -         -                -        11,985       N/M
Provision for loan losses                               9,603           14,614    (34.3%)         46,813       50,699      (7.7%)
Charge offs                                           (10,476)          (7,884)    32.9%         (37,107)     (32,179)     15.3%
Recoveries                                              2,272              523    334.4%           5,375        3,832      40.3%
Net charge offs                                        (8,204)          (7,361)    11.5%         (31,732)     (28,347)     11.9%
Ending Balance                                     $  177,622      $   162,541      9.3%     $   177,622     $162,541       9.3%

Credit Quality                                    4th Qtr 2003    3rd Qtr 2003   % Change   2nd Qtr 2003   1st Qtr 2003   4th Qtr 2002
Nonaccrual loans                                   $  113,944      $   114,067     (0.1%)    $   110,820     $ 90,384     $ 94,132
Loans 90 or more days past due and still
   accruing (1)                                         7,495           11,055    (32.2%)          6,311        3,425        3,912
Restructured loans                                         43               44     (2.3%)             46          844        1,258
    Total nonperforming loans                         121,482          125,166     (2.9%)        117,177       94,653       99,302
Other real estate owned                                 5,457            6,380    (14.5%)         14,707       12,949       11,448
    Total nonperforming assets                        126,939          131,546     (3.5%)        131,884      107,602      110,750
Net charge offs                                         8,204            8,335     (1.6%)         10,083        5,110        7,361
Allowance for loan losses / loans                        1.73%            1.71%                     1.66%        1.66%        1.58%
Allowance for loan losses / nonperforming loans        146.21           140.79                    147.16       180.02       163.68
Nonperforming loans / total loans                        1.18             1.22                      1.13         0.92         0.96
Nonperforming assets / total assets                      0.83             0.87                      0.87         0.71         0.74
Net charge offs / average loans (annualized)             0.31             0.31                      0.38         0.20         0.28
Year-to-date net charge offs / average loans             0.30             0.29                      0.29         0.20         0.28

Period End Loan Composition
                                                 Dec 31, 2003     Dec 31, 2002   % Change   Sept 30, 2003   % Change
Commercial, financial & agricultural             $  2,116,463      $ 2,213,986     (4.4%)    $ 2,186,214      (3.2%)
Real estate - construction                          1,077,731          910,581     18.4%       1,035,674       4.1%
Commercial real estate                              3,246,954        3,128,826      3.8%       3,240,757       0.2%
Lease financing                                        38,968           38,352      1.6%          37,193       4.8%
  Commercial                                        6,480,116        6,291,745      3.0%       6,499,838      (0.3%)
Residential mortgage                                2,145,227        2,430,746    (11.7%)      2,166,187      (1.0%)
Home equity                                           968,744          864,631     12.0%         912,142       6.2%
  Residential real estate                           3,113,971        3,295,377     (5.5%)      3,078,329       1.2%
Consumer                                              697,723          716,103     (2.6%)        711,075      (1.9%)
  Total loans                                     $10,291,810      $10,303,225     (0.1%)    $10,289,242       0.0%

Period End Deposit Composition
                                                  Dec 31, 2003      Dec 31, 2002 % Change   Sept 30, 2003   % Change
Demand                                           $  1,814,446      $  1,773,699     2.3%     $ 1,804,596       0.5%
Savings                                               890,092            895,855   (0.6%)        924,036      (3.7%)
Interest-bearing demand                             2,330,478         1,468,193    58.7%       2,086,964      11.7%
Money market                                        1,573,678         1,754,313   (10.3%)      1,559,769       0.9%
Brokered CDs                                          165,130            233,650  (29.3%)        156,994       5.2%
Other time deposits                                 3,019,019         2,999,142     0.7%       3,102,997      (2.7%)
  Total deposits                                 $  9,792,843      $  9,124,852     7.3%     $ 9,635,356       1.6%

N/M = Not Meaningful
(1) Does not include guaranteed student loans.  Guaranteed student loans 90+ days past due and still accruing totaled $13.0 million as of December 31, 2003.

Net Interest Income Analysis - Taxable Equivalent Basis
Associated Banc-Corp
                                                    Year ended December 31, 2003                Year ended December 31, 2002
                                                Average        Interest       Average       Average        Interest       Average
(in thousands)                                  Balance     Income/Expense   Yield/Rate     Balance     Income/Expense   Yield/Rate

Earning assets:
   Loans: (1) (2) (3)
      Commercial                              $ 6,450,523     $329,695         5.11%      $ 5,929,113       $348,082       5.87%
      Residential real estate                   3,464,208      199,442         5.76         3,362,179        223,314       6.64
      Consumer                                    707,768       50,725         7.17           711,186         56,106       7.89
         Total loans                           10,622,499      579,862         5.46        10,002,478        627,502       6.27
   Investments and other                        3,324,333      172,405         5.19         3,292,113        188,676       5.73
Total earning assets                           13,946,832      752,267         5.39        13,294,591        816,178       6.14
   Other assets, net                            1,023,028                                   1,002,827
Total assets                                  $14,969,860                                 $14,297,418

Interest-bearing liabilities:
   Savings deposits                           $   928,147     $  4,875         0.53%      $   891,105       $  6,813       0.76%
   Interest-bearing demand deposits             1,827,304       15,348         0.84         1,118,546          9,581       0.86
   Money market deposits                        1,623,438       15,085         0.93         1,876,988         24,717       1.32
   Time deposits, excluding Brokered CDs        3,063,873       84,957         2.77         3,263,766        122,181       3.74
      Total interest-bearing deposits,
         excluding Brokered CDs                 7,442,762      120,265         1.62         7,150,405        163,292       2.28
   Brokered CDs                                   178,853        2,857         1.60           264,023          5,729       2.17
      Total interest-bearing deposits           7,621,615       23,122         1.62         7,414,428        169,021       2.28
   Wholesale funding                            4,233,621       93,480         2.21         3,982,153        121,819       3.06
Total interest-bearing liabilities             11,855,236      216,602         1.83        11,396,581        290,840       2.55
   Noninterest-bearing demand                   1,677,891                                   1,498,106
   Other liabilities                              135,743                                     170,754
   Stockholders' equity                         1,300,990                                   1,231,977
Total liabilities and stockholders' equity    $14,969,860                                 $14,297,418

Net interest income and rate spread (1)                       $535,665         3.56%                        $525,338       3.59%
Net interest margin (1)                                                        3.84%                                       3.95%
Taxable equivalent adjustment                                 $ 24,903                                      $ 24,072

                                                    Three months ended December 31, 2003      Three months ended December 31, 2002
                                                Average        Interest       Average       Average        Interest       Average
                                                Balance     Income/Expense   Yield/Rate     Balance     Income/Expense   Yield/Rate

Earning assets:
   Loans: (1) (2) (3)
      Commercial                              $ 6,436,734     $ 80,185         4.88%      $ 6,196,003    $    86,908       5.50%
      Residential real estate                   3,215,935       45,304         5.59         3,641,592         57,371       6.26
      Consumer                                    702,057       12,066         6.81           721,559         13,820       7.59
         Total loans                           10,354,726      137,555         5.23        10,559,154        158,099       5.91
   Investments and other                        3,474,266       45,133         5.19         3,311,337         44,060       5.32
Total earning assets                           13,828,992      182,688         5.22        13,870,491        202,159       5.77
   Other assets, net                            1,023,398                                   1,031,256
Total assets                                  $14,852,390                                 $14,901,747

Interest-bearing liabilities:
   Savings deposits                           $   922,336     $    878         0.38%      $   918,934     $     1,666      0.72%
   Interest-bearing demand deposits             2,179,546        4,353         0.79         1,310,827           3,313      1.00
   Money market deposits                        1,572,197        3,391         0.86         1,768,559           5,259      1.18
   Time deposits, excluding Brokered CDs        3,067,720       20,132         2.60         3,064,447          24,558      3.18
      Total interest-bearing deposits,
         excluding Brokered CDs                 7,741,799       28,754         1.47         7,062,767          34,796      1.95
   Brokered CDs                                   162,116          493         1.21           195,251           1,100      2.23
      Total interest-bearing deposits           7,903,915       29,247         1.47         7,258,018          35,896      1.96
   Wholesale funding                            3,733,731       20,074         2.12         4,534,534          30,569      2.65
Total interest-bearing liabilities             11,637,646       49,321         1.68        11,792,552          66,465      2.23
   Noninterest-bearing demand                   1,775,874                                   1,676,650
   Other liabilities                              129,703                                     156,631
   Stockholders' equity                         1,309,167                                   1,275,914
Total liabilities and stockholders' equity    $14,852,390                                 $14,901,747

Net interest income and rate spread (1)                       $133,367         3.54%                      $   135,694      3.54%
Net interest margin (1)                                                        3.81%                                       3.87%
Taxable equivalent adjustment                                 $  6,230                                    $     5,981

(1) The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2) Nonaccrual loans and loans held for sale have been included in the average balances.
(3) Interest income includes net loan fees.